Exhibit 10.10

                               CYPOST CORPORATION


                              EMPLOYMENT AGREEMENT

                                  JAVAN KHAZALI


EFFECTIVE DATE: OCTOBER 1, 2002
TERMINATION DATE: SEPTEMBER 30, 2005
RENEGOTIATION COMMENCEMENT DATE, NOT LATER THAN APRIL 1, 2005
                                 ----------------------------



     THIS AGREEMENT is made as of the 1st day of October 2002 (the Agreement"), by and between CyPost Corporation, a Delaware corporation ("The Company"), and Javan Khazali ("Employee").

                                   WITNESSETH:

     WHEREAS, The Company desires to employ Employee and Employee desires to be employed by the Company as Chief Executive Officer of CyPost Corporation including its subsidiaries, and;

     WHEREAS, The Company recognizes the knowledge and talents of Employee and desires to enter into this Agreement to secure the foregoing,

     NOW, THEREFORE, in consideration of the promises herein contained, the Parties covenant and agree as follows:

     1. EMPLOYMENT: The Company agrees to employ Employee and Employee agrees to be employed by the Company and to perform work as determined by the Company, as Chief Executive Officer and to report to the Board of Directors on the terms and conditions set forth in this Agreement. This Agreement shall be effective as of the date hereof (the "Effective Date").

     2. COMPENSATION: The Company agrees to pay Employee a base compensation of One Hundred Twenty Thousand United States Dollars (USD $120,000.00) per year. Compensation is to be prorated and paid two times per month in accordance with the Company's normal payroll schedule. The Executive Committee may increase the base compensation payable or increase benefits at its discretion.


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     In  addition to the base compensation, the Company agrees to pay or provide
     Employee  with  the  following:

     A.  Other  Benefits: The Company shall provide Employee with other benefits
         ---------------
     as are set forth on Exhibit A attached hereto and incorporated herein by reference.

     B.  Expenses:  Reimbursement  for  reasonable expenses actually incurred by
         --------
     Employee in the furtherance of the Company's business, including, but not limited to, telephone calls (including business related calls on Employee's cellular phone and business related long distance calls); entertainment in support of the Company's business; the Company approved attendance at conferences, conventions, institutes, industry training, certification, and tuition fees provided proper itemization of said expenses is furnished the Company by Employee. All such expenditures shall be subject to the reasonable control of the Company. All Expenses shall be submitted monthly for review by the Executive Committee.

     C.  Vehicle Lease: The Company will lease a vehicle, suitable to Employee's
         -------------
     position, for the use of Employee during the term of his employment. Additionally, the Company will pay for the vehicle insurance(s), operating, maintenance expenses, plus any other vehicle cost(s) to Employee.

     D. Medical and Disability Benefits: Employee and his immediate family shall
        -------------------------------
     be entitled to participate in the Company's medical program, the Company paid disability and other benefit programs as other executives of the Company are entitled to participate in, as is in place from time to time.

     E.  Additional  Benefits:  Employee shall be entitled to participate in and
         --------------------
     receive such additional benefits as the Company shall from time to time make available to its executive employees including, but not limited to profit sharing, stock purchase, stock option and other incentive plans.

     3. DUTIES: Employee agrees to perform work as determined by the Company, subject to the direction of the Company and agrees to subject himself at all times during the Term (as hereinafter defined) to the direction and control of the Company in respect to the work to be performed. Employee shall devote his full business time and attention to the furtherance of the Company's best interests. In that regard, and as further consideration for this Agreement, Employee agrees to comply with, and abide by such rules and directives of the Company as may be reasonably established from time to time, and recognizes the right of the Company, in its reasonable discretion, to change, modify or adopt new policies and practices affecting the employment relationship, not inconsistent with this Agreement, as deemed appropriate by the Company. During the term of Employee's employment, Employee will not undertake any new business ventures, partnerships consulting arrangements or other enterprise or business other than those on behalf of the Company, without the Company's prior written consent, which shall not be unreasonably withheld or delayed.

     Employee's typical responsibilities include, but are not limited to, those set forth on Exhibit B attached hereto and incorporated by reference herein.


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     4.  WORKING  FACILITIES:  Employee  shall  be  furnished with office space, office equipment, and such other facilities and services suitable to Employee's position and adequate for the performance of Employee's duties.

     5.  TERM  OF  EMPLOYMENT:

     A.  A.     Employee's  employment  hereunder  shall  commence  as  of  the
     Effective Date hereof and continue for a period of three (3) years thereafter (the "Term").

     B. Considerations for renewal of this Agreement or modifications therein shall commence not later than six (6) calendar months before and be completed not less than three (3) calendar months before the termination date of this Agreement except as mutually agreed between the Parties.

     C. Anything herein to the contrary notwithstanding, Employee's employment hereunder may be terminated at any time and for any reason by either party upon not less than ninety (90) days' prior written notice to the other party. It is understood and acknowledged that the Company shall have the right to effect such termination at will, with or without Reasonable Cause (as hereinafter defined). Any such termination shall be effective as of the end of such ninety (90) day period (the "Final Date").

     6.  SEVERANCE

     A. If Employee's employment hereunder shall be terminated by the Company without Reasonable Cause pursuant to Paragraph 5C or because of Employee's disability, as determined by the Company in good faith, or if Employee voluntarily terminates employment hereunder for Good Reason, then Employee shall be entitled to (i) Severance compensation equal to Employee's then-current base salary and benefits described in 2A and 2E above calculated to the date of termination and the benefits of 2D above to the extent allowed under the benefit provider(s) agreement(s), which for purposes hereof shall include all compensation payable hereunder for a period equal to the Severance Period (as defined below); ("Severance
     Benefits"). Such Severance pay shall be prorated and paid two times per month in accordance with the Company's normal payroll schedule. Not withstanding the previous, a lump sum of all monies due and payable shall be paid Employee immediately if the Company has the financial ability to pay on the date of termination. The Severance Benefits are intended to be in lieu of any and all other payments to which Employee might otherwise be entitled in respect of termination of Employee's employment without Reasonable Cause or in respect of any action by the Company constituting Good Reason for voluntary termination. Acceptance of Severance by Employee shall release the Company by Employee, his agents, assigns, estate, and survivors, etal of any and all claim(s) against the Company forever.

     B. B. If Employee's employment hereunder shall be terminated for Reasonable Cause pursuant to Paragraph 5C, or if Employee voluntarily terminates Employee's employment without Good Reason, Employee shall be entitled to receive Employee's base salary as accrued through the effective date of such termination, but shall not be entitled to any Severance
     Benefits  or  other  amounts  in  respect  of  such  termination.


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     C. C.     "Reasonable  Cause,"  as  used  herein,  shall  mean  Employee's involvement in any action or inaction involving a criminal act; any illegal act resulting in a personal benefit in excess of any payments to which Employee is entitled hereunder; dishonesty; or, material violation of Corporation policy and procedures. Employee shall vacate the offices of the Company on such effective date.

     D. "Good Reason," as used herein, means the occurrence of any of the following events without Employee's consent:

     (a)  Material diminution in Employee's duties and responsibilities;

     (b) A reduction in Employee's base salary, or unreasonable delay in payment;

     (c)  A forced relocation; or

     (d) A Change of Control, if the Successor Company, as defined in Paragraph 6F below, fails to assume this Agreement in its entirety.

     E. "Severance Period," as used herein, means six (6) months during the first year of employment in any executive position with the Company, and twelve (12) months during the second and subsequent years.

     F. "Change of Control" means a sale outside the ordinary course of business of more than fifty percent (50%) of the assets of or equity interests in the Company to any person or entity; or shareholder approved liquidation of the Company.

     7. COMPLIANCE WITH LAWS: Employee will comply with all federal, state and provincial laws, rules and regulations relating to any of Employee's responsibilities and duties with the Company and will not violate any such laws, rules and regulations.

     8: COVENANT NOT TO COMPETE: Employee agrees to conform to the following concerning non-competition:

     A. The Employee will receive confidential information and knowledge about the Company's business policies, accounts procedures and methods. For the purposes of this Agreement, the term "confidential information" shall include but is not limited to any list of suppliers, customers, investors, stockholders, including their names, addresses, phone numbers, amount of investments and similar information. In addition, any operational information of the Company, including but not limited to information on the Company's methods of conducting business, profits and/or losses of the Company, marketing material and any information that would reasonably be considered proprietary or confidential in nature. The Company has established a valuable and extensive trade in its products and services, which business has been developed at a considerable expense to the Company. The nature of the business is such that the relationship of its customers with the Company must be maintained through the close personal contact of its employees.


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     B.  Employee desires to enter into or continue in the employ of the Company and by virtue of such employment by the Company, Employee will become familiar with the manner, methods, secrets and confidential information pertaining to such business. Employee will become personally acquainted with the business of the Company and its methods of operation.

     C. C. In consideration of the employment or continued employment of Employee as herein provided, and the disclosure to Employee of the knowledge and confidential information described above, the Company requests and Employee makes the covenants hereinafter set forth. Employee understands and acknowledges that such covenants are required for the fair and reasonable protection of the business of the Company carried on in the area to which the covenants are applicable and that without the limited restrictions on Employee's activities imposed by the covenants, the business of the Company would suffer irreparable and immeasurable damage. The covenants on the part of Employee shall be construed as an agreement independent of any other provision of this Agreement, and existence of any claim or course of action whether predicated on this Agreement or otherwise, shall not constitute a defence to the enforcement by the Company of the covenants.
     D. D. Employee shall nor be held responsible if the Company suffers irreparable harm and immeasurable damage due to lack of financing and shortage of funds caused by or due to previous management(s) and any of their practices prior to Employee assuming responsibility.
     E. Employee agrees that during the term of Employee's employment and for the period of twelve (12) months immediately following the termination of employment Employee will not, within the territory hereinafter defined, directly or indirectly, for Employee, or on behalf of others, as an individual on Employee's own account, or as an employee, agent, or representative for any other person, partnership, firm or corporation,

          i. compete with the business of the Company by engaging or participating in or furnishing aid or assistance in competition with the business of the Company; or

          ii. engage in any capacity, directly or indirectly, in or be employed by any business similar to the kind or nature of business conducted by the Company during the employment.

          iii. For the purposes of this Paragraph 8, the business of the Company shall be limited to Internet Service, which means any business primarily involving the direct selling of internet connectivity, shared web hosting, and co-location.

     F. The territory referred to in this Paragraph 8 shall be within the Company's normal area of operations known at the time of termination.

     G. Each restrictive covenant is separate and distinct from any other covenant set forth in this paragraph. In the event of the invalidity of any covenant, the remaining obligation shall be deemed independent and divisible. The parties agree that the territory set forth is reasonable and necessary for the protection of the Company. In the event any term or condition is deemed to be too broad or unenforceable, said provision shall be deemed reduced in scope to the extent necessary to make said provision enforceable and binding.

     H. The provisions of Paragraph 8D and 8E shall not apply if the Company without Reasonable Cause terminates Employee's employment.

     9. INDUCING EMPLOYEE OF THE COMPANY TO LEAVE: Any attempt on the part of Employee to induce others to leave the Company's employ or any efforts by Employee to interfere with the Company's relationship with other employees would be harmful and damaging to the Company. Employee expressly agrees that during the term of Employee's employment, Employee will not in any way directly or indirectly:

     A. Induce or attempt to induce an employee to sever his or her employment with the Company; or
     B. Interfere with or disrupt the Company's relationship with other employees; or
     C. Solicit, entice, take away or employ any person employed with the Company.

     10. CONFIDENTIAL INFORMATION: It is understood between the parties hereto that during the term of employment, Employee will be dealing with confidential information, as defined above, which is the Company's property, used in the course of its business. Employee will not disclose to anyone while employed by the Company or anytime thereafter, directly or indirectly, any of such confidential information or use such information other than in the course of Employee's employment. All documents that Employee prepares, or confidential information that might be given to Employee in the course of employment, are the exclusive property of the Company and shall remain in the Company's possession on the premises. Under no circumstances shall any such information or documents be removed without the Company's written consent first being obtained.

     11. RETURN OF THE COMPANY'S PROPERTY: On termination of employment, regardless of how termination is effected, or whenever requested by the Company, Employee shall immediately return to the Company all of the Company's property used by Employee rendering services hereunder or otherwise that is in Employee's possession or under Employee's control.

     12. VACATION: Employee shall be entitled to a vacation period of four (4) weeks per calendar year. Employee shall take vacation at such time during the year and for such period(s) as determined by mutual agreement between the Company and Employee.

     13. REFERENCES: The Company agrees that, upon termination of this Agreement, it will, upon written request of Employee, furnish references to third parties, including prospective employers, regarding Employee. However, Employee acknowledges that it is the Company's policy to confirm employment only and not to release any additional information without a written release from Employee.

     14. NOTICES: All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or the date mailed, postage prepaid by certified mail, return receipt requested, or taxed and confirmed, if addressed to the respective parties as follows:

     If to the Company:    CyPost Corporation
                           900 - 1281 West Georgia Street
                           Vancouver, BC V6E 3J7
                           Attention: Board of Directors


     If to Employee:       Javan Khazali
                           5544 Woodchuck Place
                           North Vancouver, BC V7R 4P2

     Either party may change its address for the purpose of receiving notices, demands, and other communications by giving written notice to the other party of the change.

     15. VOLUNTARY AGREEMENT: Employee represents that he has not been pressured, misled or induced to enter this Agreement based upon any representation by The Company not contained herein.

     16. PROVISIONS TO SURVIVE: The parties hereto acknowledge that many of the terms and conditions of this Agreement are intended to survive the employment relationship. Therefore, any terms and conditions that are intended by the nature of the promises or representations to survive the termination of employment shall survive the term of employment regardless of whether such provision is expressly stated as so surviving.

     17. MERGER: This Agreement represents the entire Agreement between the Parties and shall not be subject to modification or amendment by any oral representation, or any written statement by either party, except for a dated written amendment to this Agreement signed by Employee and an authorized officer of the Company.

     18. VENUE AND APPLICABLE LAW: This Agreement shall be enforced and construed in accordance with the laws of the Province of British Columbia, and venue to any action or arbitration under this Agreement shall be Vancouver, BC.


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     19.  SUBSIDIARIES AND AFFILIATED ENTITIES: Employee acknowledges and agrees that the Company has or may have various subsidiaries and affiliated entities. In rendering services to the Company, Employee will have considerable contact with such subsidiaries and affiliates. Therefore, Employee agrees that all provisions of paragraphs 7, 8, 9 and 10 shall apply to all such subsidiaries and affiliates.
     20. PERSONNEL INFORMATION: Employee shall not divulge or discuss personnel information such as salaries, bonuses, commissions and benefits relating to Employee or other employees of the Company or any of its subsidiaries with any other person except the Executive Committee and the Board of Directors of the Company.
     21. GENDER: Any reference to a gender in this Agreement shall also mean the opposite gender.
     22. ASSIGNMENT: This Agreement shall not be assignable by either party without the written consent of the other party; provided, however, that this Agreement shall be assignable to any corporation or entity that purchases the assets of or succeeds to the business of the Company (a "Successor Company"). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.
     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Date first above written.

                                  CYPOST CORPORATION


                                  /s/  J. Thomas Johnston
                                  ---------------------------------------------
                                  By:  J. Thomas Johnston, Chairman
                                     ------------------------------------------
                                             EMPLOYEE


                                  /s/ Javan Khazali
                                  ---------------------------------------------
                                  Javan Khazali
                                  ---------------------------------------------


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EXHIBIT A
          BONUS STRUCTURE:
          1) 1)    Gross Revenue Growth in Company and/or its subsidiaries
          2) 2)    Signing Bonus
          (1) Revenue Growth: bonus payable as a result of the gross sales that
              --------------
          achieve the following results. The corresponding percentage will be applicable and paid to Employee on an ongoing annual basis:
          $ 5,000,000.00 - $ 10,000,000.00                              1.00%
          $10,000,000.01 - $ 20,000,000.00                              1.25%
          $20,000,000.01 - $ 50,000,000.00                              1.50%
          $50,000,000.01 - $ 100,000,000.00                             1.75%
          Revenues over - $ 100,000,000.01                              2.00%
            2) Signing Bonus: Twenty Five thousand U.S. dollars (USD 25,000)
               -------------
                       will become due and payable on the signingupon completion of 180 days of service from the Date of this Agreement.


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                                    EXHIBIT B

EMPLOY RESPONSIBILITIES INCLUDED BUT NOT LIMITED TO THE FOLLOWING:

          1. 1. Report to the Board of Directors
          2. 2. Report to the Executive Committee on matters relating to executive wages and benefits
          3. 3. Enact Board decisions and directives
          4. 4. Enforce Company policies and regulations
          5. 5. Communicate with the Directors of the Board on a regularly established basis.
          6. 6. Take charge of all Company matters including but not limited to:
               a) a) Regulatory Compliance
               b) b) Financial and accounting
               c) c) Legal
               d) d) Record keeping
               e) e) Marketing
               f) f) Shareholder Relations
               g) g) Public Relations
               h) h) Hiring and firing of employees except executive positions;
               i) i) Ensuring confidentiality of Company materials is maintained where required



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